UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 9, 2012 (August 8, 2012)

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition of Disposition of Assets.

On August 8, 2012, Bristol-Myers Squibb Company (the “Company”) completed its previously announced acquisition of Amylin Pharmaceutials, Inc. (“Amylin”), through the merger (the “Merger”) of B&R Acquisition Company, a wholly-owned subsidiary of the Company (“Purchaser”), with and into Amylin, with Amylin surviving as a wholly-owned subsidiary of the Company (the “Merger”).

As previously disclosed, on June 29, 2012, the Company, the Purchaser and Amylin entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to acquire all of the outstanding shares of common stock, par value $0.001 per share, of Amylin (the “Shares”), at a price per share equal to $31.00, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions disclosed in the offer to purchase included in the tender offer statement on Schedule TO and in the related letter of transmittal (as amended or supplemented from time to time) filed by the Company and Purchaser with the United States Securities and Exchange Commission on July 10, 2012 (the “Offer”).

The Offer expired at 5:00 PM, New York City time, on August 7, 2012. The depositary for the Offer advised that 140,550,153 Shares were validly tendered and not properly withdrawn (not counting as validly tendered Shares tendered through notice of guaranteed delivery and not actually tendered), representing approximately 85.55% of the outstanding Shares. All Shares that were validly tendered and not properly withdrawn were accepted for payment in accordance with the terms of the Offer.

On August 8, 2012, Purchaser exercised its option under the Merger Agreement (the “Top-Up Option”) to acquire from Amylin a number of additional Shares for $31.00 per share (the “Top-Up Shares”) to ensure that Purchaser and the Company could effect a short-form merger under applicable Delaware law. Immediately following the issuance of the Top-Up Shares to Purchaser, Purchaser owned in excess of 90% of the outstanding Shares at such time.

Also on August 8, 2012, Purchaser effected a “short-form” merger under Delaware law, pursuant to which the Merger was completed. In the Merger, each Share (other than any Shares held by the Company, Purchaser, held in treasury by Amylin or held by any stockholders who validly exercised their appraisal rights in connection with the Merger under Delaware law), restricted stock unit and stock option was cancelled and extinguished and automatically converted into the right to receive $31.00 in cash, without interest and less any applicable withholding taxes and, with respect to stock options, less the applicable exercise price. All time-based restricted stock units were cancelled and extinguished as specified in the previous sentence while only the portion of the performance-based restricted stock units that would have vested had the applicable performance objectives been achieved at target levels were cancelled and extinguished as specified in the previous sentence.

The aggregate consideration in the Offer and the Merger to acquire all of the outstanding Shares and for payments with respect to restricted stock units and stock options, is approximately $5.3 billion in cash. The Company has funded the consideration for the Shares, restricted stock units and options acquired in the Offer and the Merger through cash on hand, the net proceeds from a notes offering and the issuance of commercial paper, all as previously disclosed.

A copy of the press release issued by the Company on August 8, 2012 regarding the expiration and results of the tender offer and filed as Exhibit (a)(5)(P) to Schedule TO-T/A filed by the Company with the Securities and Exchange Commission on August 8, 2012, is incorporated herein by reference as Exhibit 99.1.

Attached hereto as Exhibit 99.2 is a copy of the press release issued by the Company on August 9, 2012 regarding the completion of the Merger, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Bristol-Myers Squibb Company dated August 8, 2012 (incorporated by reference to Exhibit (a)(5)(P) to Schedule TO-T/A filed by Bristol-Myers Squibb Company with the Securities and Exchange Commission on August 8, 2012).

99.2	Press Release of Bristol-Myers Squibb Company dated August 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Demetrios Kydonieus
Name:	Demetrios Kydonieus
Title:	Vice President, Strategy, Alliances & Transactions

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Bristol-Myers Squibb Company dated August 8, 2012 (incorporated by reference to Exhibit (a)(5)(P) to Schedule TO-T/A filed by Bristol-Myers Squibb Company with the Securities and Exchange Commission on August 8, 2012).

99.2	Press Release of Bristol-Myers Squibb Company dated August 9, 2012.